Exhibit 99.1

FASTENAL COMPANY – ANNOUNCES CONFERENCE CALL TO REVIEW 2007 ANNUAL AND FOURTH QUARTER EARNINGS

Fastenal Company (Winona, MN – NASDAQ: FAST) announced today that the Company’s conference call to review 2007 annual and fourth quarter 2007 results, as well as current operations, will be broadcast live over the Internet on Tuesday, January 22, 2008 at 9:00 a.m. Central Time.

To access the call, please visit the following Web address:

investor.fastenal.com

An online archive of the broadcast will be available within one hour of the conclusion of the call and will be available for three weeks. Participants must have a soundcard and speakers to listen to the online broadcast.

Fastenal sells different types of industrial and construction supplies in the following product categories: threaded fasteners and miscellaneous supplies; tools; metal cutting tool blades and abrasives; fluid transfer components and accessories for hydraulic and pneumatic power; material handling; storage and packaging products; janitorial, chemical and paint products; electrical supplies; welding supplies; safety supplies; and metals, alloys and materials.

As of November 30, 2007, Fastenal operated 2,154 stores in the United States (all 50 states), Canada (all provinces), Puerto Rico (multiple), Mexico (14 states), Singapore (one location), Netherlands (one location), and China (one location) selling to the general public. The Company operates 12 distribution centers located in Minnesota, Indiana, Ohio, Pennsylvania, Texas, Georgia, Washington, California, Utah, North Carolina, Kansas, and Ontario, Canada; and has added a thirteenth distribution center in Monterrey, Mexico.

Additional information regarding Fastenal Company is available on the Fastenal Company World Wide Web site at www.fastenal.com. FAST-G